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                                                                    EXHIBIT 11-1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 19 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 11, 1996, relating to the financial statements and financial highlights appearing in the November 30, 1995 Annual Report of The Merger Fund, portions of which are incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in the Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
February 5, 1996